Exhibit 10.2
Execution Version

THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
CONVERTIBLE PROMISSORY NOTE

$2,250,000	October 28, 2016
Houston, Texas, United States
For value received, Northstar Healthcare Acquisitions, LLC, a Delaware limited liability company (the “Company”), and Nobilis Health Corp., a British Columbia corporation (“NHC” and, collectively with the Company, “Maker”), jointly and severally, promise to pay to Arizona Center for Minimally Invasive Surgery, LLC, an Arizona limited liability company (the “Holder”), the principal sum of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000). Interest shall accrue from the date of this Note on the unpaid principal amount at a simple rate equal to five percent 5% per annum. This Note is issued pursuant to that certain Amended and Restated Purchase Agreement dated October 28, 2016 among the Company, NHC, Holder, Arizona Vein & Vascular Center, LLC, an Arizona limited liability company, L. Philipp Wall, M.D., P.C., an Arizona professional corporation, and L. Philipp Wall, M.D., a resident of the state of Arizona (the “Purchase Agreement”). Capitalized terms not otherwise defined herein have the meaning given them in the Purchase Agreement. This Note is subject to the following terms and conditions.
1.    Maturity. Principal and any accrued but unpaid interest under this Note shall be due and payable on October 28, 2019 (the “Maturity Date”). Subject to Sections 2, 3 and 6 below, (i) interest shall accrue on this Note and shall be due and payable at each anniversary of the date of this Note through the Maturity Date, and (ii) Principal shall be due and payable only on the Maturity Date.

2.    Conversion Option. On the Maturity Date, the then outstanding principal (but excluding accrued and unpaid interest under this Note) (the “Conversion Amount”) may be converted, at the sole discretion of Maker, into such number of shares of NHC’s Common Stock, traded on the NYSE, at a price per share equal to the quotient obtained by dividing the Conversion Amount by the volume weighted average price of NHC’s Common Stock traded on the NYSE in the trailing ten (10) trading days prior to the Maturity Date.
3.    Mechanics and Effect of Conversion. Maker shall notify the Holder in writing at least five (5) Business Days prior to the Maturity Date as to whether Maker will exercise the Conversion Option in Section 2 above. No fractional shares of NHC’s Common Stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, NHC will pay to the Holder in cash the amount of the unconverted principal balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal offices of NHC or any transfer agent of NHC. At its expense, NHC will, as soon as practicable thereafter, issue the number of shares to which such Holder is entitled upon such conversion, including a check payable to the Holder for any cash amounts payable as described herein, and shall deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion. Upon conversion of this Note, the Company and NHC will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest. Upon conversion of the principal amount of this Note into NHC’s Common Stock, any interest accrued on this Note shall be immediately paid to the Holder.
1.    Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder shall be applied to principal. Maker may prepay this Note at any time without penalty.
2.    Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company or NHC be liable for any amounts due or payable pursuant to this Note.
3.    Default; Remedies.
(a)    The occurrence of any one or more of the following events with respect the Company or NHC shall constitute an event of default hereunder (“Event of Default”):

(i)    If Maker shall fail to pay when due any payment of principal or interest on this Note, provided, however, that the exercise by the Company in good faith of its right to setoff in accordance with Section 9(b)(ii) shall not constitute an Event of Default.
(ii)    If, pursuant to or within the meaning of the United States Bankruptcy Code, any other federal, state, or analogous Canadian law relating to insolvency or relief of debtors (a “Bankruptcy Law”), the Company or NHC shall (A) commence a voluntary case or proceeding, (B) consent to the entry of an order for relief against it in an involuntary case, (C) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official, (D) make an assignment for the benefit of its creditors, or (E) admit in writing its inability to pay its debts as they become due.
(iii)    If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or NHC in an involuntary case, (B) appoints a trustee, receiver, assignee, liquidator or similar official for the Company, NHC, or substantially all of their respective properties, or (C) orders the liquidation of the Company or NHC, and in each case the order or decree is not dismissed within sixty (60) days.
(b)    The Company or NHC shall notify the Holder in writing no more than five (5) days after the occurrence of any Event of Default of which the Company or NHC has actual knowledge.
(c)    Upon the occurrence of an Event of Default hereunder, the Holder may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note, including, without limitation, reasonable attorneys’ fees.
4.    Interest Rate Limitation. Notwithstanding anything to the contrary contained in this Note or the Purchase Agreement, the interest paid or agreed to be paid under this Note shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal remaining owed under this Note or, if it exceeds such unpaid principal, refunded to the Maker. In determining whether the interest contracted for, charged, or received by the Holder exceeds the Maximum Rate, the Holder may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.

5.    Loss of Note. Upon receipt by Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to Maker (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), Maker will make and deliver in lieu of such Note a new Note of like tenor.
6.    Miscellaneous.
(a)    Governing Law. The validity, interpretation, construction and performance of this Note, and all acts and transactions pursuant hereto and the rights and obligations of the Company, NHC and Holder shall be governed, construed and interpreted in accordance with the laws of the state of Texas, without giving effect to principles of conflicts of law.
(b)    Entire Agreement.
(i)    This Note, together with the Purchase Agreement and the documents referred to therein, constitutes the entire agreement and understanding between the Company, NHC and the Holder relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written between them relating to the subject matter hereof.
(ii)    Holder acknowledges and agrees that, prior to the Maturity Date, Maker may set off any amounts to which the Company is entitled under Article VII of the Purchase Agreement against the principal amount of this Note in accordance with Section 7.6(e) of the Purchase Agreement.
(c)    Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company, NHC and the Holder.
(d)    Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Company, NHC and the Holder. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of Maker. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to Maker. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

(e)    Notices. Any notice, demand or request required or permitted to be given under this Note shall be in writing and shall be deemed sufficient when delivered in accordance with Section 9.2 of the Purchase Agreement.
(f)    Counterparts. This Note may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, Maker has executed this Convertible Promissory Note as of the date first set forth above.
THE COMPANY:
NORTHSTAR HEALTHCARE ACQUISITIONS, LLC
By: /s/ Harry Fleming
(Signature)
Name: Harry Fleming
Title: Chief Executive Officer

NHC:
NOBILIS HEALTH CORP.
By: /s/ Harry Fleming
(Signature)
Name: Harry Fleming
Title: Chief Executive Officer

AGREED TO AND ACCEPTED:
THE HOLDER:
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC

By: /s/ L. Philipp Wall, M.D.
(Signature)
Name: L. Philipp Wall, M.D.
Title: President